Exhibit 1.01
Quantum Corporation
Conflict Minerals Report For the Calendar Year Ended December 31, 2020
This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding Quantum’s goals for its Conflict Minerals policy and the actions that Quantum intends to take to improve transparency and reporting. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in reports and documents Quantum files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in Quantum’s most recently filed Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, Quantum disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Introduction
This is the conflict minerals report for Quantum Corporation (“Quantum,” “we,” “us,” or the “Company”) for the calendar year 2020 in accordance with Rule 13p-1 under the Securities Exchange Act (“Rule 13p-1”).

Quantum is a leader in storing and managing digital video and other forms of unstructured data, delivering top streaming performance for video and rich media applications, along with low-cost, long-term storage systems for data protection and archiving. The Company helps customers around the world capture, create and share digital data and preserve and protect it for decades. The Company’s software-defined, hyperconverged storage solutions span from non-volatile memory express, to solid state drives, hard disk drives, tape and the cloud and are tied together leveraging a single namespace view of the entire data environment. The Company works closely with a broad network of distributors, value-added resellers, direct marketing resellers, original equipment manufacturers and other suppliers to meet customers’ evolving needs. More information about Quantum’s product suite is available at https://www.quantum.com/en/products/.

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder (“Section 1502”) requires Quantum to perform certain due diligence procedures and disclose information about the use and origin of certain minerals if they are deemed to be necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company. The specific minerals covered by these rules are tin, tantalum, tungsten, and gold (“Conflict Minerals” or “3TG”). The Quantum products that contain 3TG are its hardware products (storage systems and subsystems) that the Company contracts to manufacture and sells directly or through resellers, and Conflict Minerals are necessary to their functionality or production.

Components and subassemblies that include 3TG are sourced from a global supply base that includes distributors, value-added resellers, original equipment manufacturers, original design manufacturers and contract manufacturers. Accordingly, Quantum must rely on its direct material suppliers and other third parties to provide information on their upstream 3TG sourcing facilities and processes.

In accordance with Section 1502 and Rule 13p-1, Quantum has performed a reasonable country of origin inquiry (“RCOI”) into the 3TG that were present in the Company’s supply chain for calendar year 2020. The purpose of the RCOI was to determine whether these minerals may have been sourced from the Democratic Republic of the Congo or adjoining countries (“Covered Countries”). As part of the RCOI, the Company conducted due diligence measures as described below.

Due Diligence Procedures
During calendar year 2020, Quantum undertook due diligence procedures designed to conform, in all material respects, with the framework described in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD 2016) (the “OECD Guidance”) and any related supplements. Specifically, the Company’s 3TG due diligence measures included the following steps:
1.Establishing strong company management systems;
2.Identifying and assessing risk in the supply chain;
3.Design and implement a strategy to respond to identified risks;

4.Supporting industry organizations that carry out independent third-party audits of smelter and refiner due diligence practices; and
5.Publicly reporting on due diligence.

Establish strong company management systems
1.We have established company procedures regarding our responsibility for addressing Conflict Minerals in our supply chain. Quantum requires supplier compliance with our Environmental Requirements Specification and Business Partner Code of Conduct, both of which require adherence to applicable Conflict Minerals regulations. We also require suppliers to adhere to the Responsible Business Alliance (“RBA”) Code of Conduct.
2.Our internal Conflict Minerals processes are led by our legal department, with assistance from the Company’s supply chain and engineering teams. Members of the senior management team are provided with updates on the status of Quantum’s Conflict Minerals compliance efforts.
3.As we do not have a direct relationship with the 3TG smelters and refiners, we engage with other major manufacturers in our industry and leverage third-party industry resources including the RBA’s Responsible Minerals Initiative (“RMI”) (of which we are a member) to gather information and influence supply chain practices. In calendar year 2020, we also utilized the services of GreenSoft Technology, Inc. (“GreenSoft”) to help us gather, analyze, and address Conflict Minerals data and compliance status.
4.We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Quantum’s policies, including reports to our ethics committee and our third-party hotline. Information about these mechanisms is available in our Code of Conduct, which is posted on the investor relations section of our website.
5.We have adopted a policy to retain documentation relevant to our conflict minerals due diligence and reporting.

Identify and assess risk in the supply chain
1.We participate in the industry-wide RMI to evaluate and disclose upstream actors in the supply chain. As part of our risk assessment plan and to ensure suppliers understand our expectations, we provided feedback, either directly or through our relationship with GreenSoft Technology, to applicable suppliers regarding reporting that we believed was incomplete, inaccurate or may have indicated smelters in their supply chain that did not show progress towards a conflict free supply chain.
2.For consistency of data content and formatting, Quantum requests our suppliers complete a current version of the RMI conflict minerals reporting template (“CMRT”). We have determined that this process represents the most reasonable effort to determine the mines or locations of origin of the 3TG in our supply chain. Our focus has been on obtaining CMRTs from at least 80% of the suppliers we identify as providing components or parts actively used in our products.
3.Risk is assessed by reviewing information contained in the declaration tab of each supplier’s CMRT and by comparing the CMRT data against the RMI smelter and refiner list. In calendar year 2020, Quantum utilized GreenSoft’s services for data gathering and analysis and subsequent aggregation of declarations and consolidated smelter reports. These summary reports helped identify risks associated with smelters in our supply chain that may have required mitigation.

Design and implement a strategy to respond to identified risks
1.Quantum maintains a corporate compliance program through which Conflict Minerals compliance is implemented, managed and monitored. Updates regarding risks relating to 3TG and their usage in the supply chain are provided to members of the senior management team.
2.Quantum suppliers and contract manufacturers are required to comply with our Environmental Requirements Specification, including by providing CMRTs and supporting a conflict-free supply chain. We engaged GreenSoft’s services to identify and evaluate smelter and refiner data included on CMRTs against the RMI database. Corrections were requested from suppliers for data inconsistencies or inaccuracies identified during that process.
3.We requested data from suppliers whom we reasonably believed (based on part type and material) are supplying us with 3TG. Suppliers providing CMRT information that suggested their supply chains may support conflict in the Covered Countries were encouraged to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance. Requirements to comply with Conflict Minerals reporting and conflict free sourcing efforts are included in Quantum’s purchase order terms and conditions, Environmental Requirements Specification, and Business Partner Code of Conduct.
4.Some of our suppliers were unable to represent to us that 3TG from the entities identified in their CMRTs had actually been included in components they supplied to Quantum. In addition, some identified processing facilities were not validated as being verified smelters or refiners. Of those locations that were verified, 80% have been found to be RMI conformant or active. Quantum will continue to encourage suppliers to utilize only RMI-conformant smelters in their supply chains.

Support industry organizations that carry out independent third-party audits of supply chain due diligence
We do not have a direct relationship with 3TG smelters and refiners and do not ourselves perform or direct audits of the due diligence practices of these entities within our supply chain. Quantum is a member of the RMI and compares supplier-provided smelter and refiner data with RMI lists as described above. Quantum considers smelters and refiners identified by the RMI as conformant to be conflict-free.

Publicly report on due diligence
A copy of Quantum Corporation’s Conflict Minerals report is provided as Exhibit 1.01 to this Form SD and is available at the following address: http://investors.quantum.com/phoenix.zhtml?c=69905&p=irol-governance.

Results of Due Diligence

Based on the information available to the Company via industry sources and the due diligence processes described above, Quantum believes that some or all of the smelters and refiners listed in Table 1 may have provided some or all of the 3TG used in our products in calendar year 2020. The Company continues to have smelters in its supply chain that have not been identified by the RMI as conformant with its conflict-free audit process. We do not believe that the 3TG used in our products originated from recycled or scrap sources.

We continue to engage in ongoing work with our supply chain to only use smelters or refiners that are actively achieving or progressing toward RMI conflict-free status. We expect that over time, our due diligence efforts will incrementally improve and yield more complete information, particularly as suppliers improve the accuracy of their own data and more smelters and refiners participate in third-party audit process.

An independent private sector audit of our Conflict Minerals Report was not required for calendar year 2020.

Table 1. Potential Smelters and Refiners Used and Country of Origin Data
The information provided in the list below is an aggregation of data received from our supply chain and not a confirmation of 3TG Minerals contained in Quantum products. Since most of the identified smelters or refiners were disclosed at the company-level by our suppliers, we are unable to confirm which specific smelters or refiners actually supplied parts or components used in Quantum products. Therefore, there may be some smelters or refiners in the list below that do not relate directly to our products. Only the smelters or refiners whose names are recognized as smelters or refiners by the RMI are listed below.

Smelter ID	Metal	Standard Smelter Name	Country Location	RMAP Audit Status
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
CID000082	Gold	Asahi Pretec Corp.	JAPAN	Conformant
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
CID000113	Gold	Aurubis AG	GERMANY	Conformant
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
CID000157	Gold	Boliden AB	SWEDEN	Conformant
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
CID000180	Gold	Caridad	MEXICO	Communication Suspended - Not Interested
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
CID000233	Gold	Chimet S.p.A.	ITALY	Conformant
CID000264	Gold	Chugai Mining	JAPAN	Conformant
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
CID000401	Gold	Dowa	JAPAN	Conformant
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required

CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	Conformant
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY	Active
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Conformant
CID000823	Gold	Japan Mint	JAPAN	Conformant
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
CID000957	Gold	Kazzinc	KAZAKHSTAN	Conformant
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
CID001113	Gold	Materion	UNITED STATES OF AMERICA	Conformant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
CID001352	Gold	PAMP S.A.	SWITZERLAND	Conformant
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	Conformant

CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
CID001534	Gold	Royal Canadian Mint	CANADA	Conformant
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	Conformant
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
CID002003	Gold	Valcambi S.A.	SWITZERLAND	Conformant
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
CID002100	Gold	Yamakin Co., Ltd.	JAPAN	Conformant
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
CID002282	Gold	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
CID002290	Gold	SAFINA A.S.	CZECHIA	Conformant
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
CID002567	Gold	Sudan Gold Refinery	SUDAN	Outreach Required
CID002580	Gold	T.C.A S.p.A	ITALY	Conformant
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
CID002587	Gold	Industrial Refining Company	BELGIUM	Non Conformant
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID002606	Gold	Marsam Metals	BRAZIL	Conformant
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant

CID002761	Gold	SAAMP	FRANCE	Conformant
CID002762	Gold	L'Orfebre S.A.	ANDORRA	Conformant
CID002763	Gold	8853 S.p.A.	ITALY	Conformant
CID002765	Gold	Italpreziosi	ITALY	Conformant
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
CID002853	Gold	Sai Refinery	INDIA	Outreach Required
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
CID002863	Gold	Bangalore Refinery	INDIA	Conformant
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
CID002893	Gold	JALAN & Company	INDIA	Outreach Required
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
CID002973	Gold	Safimet S.p.A	ITALY	Conformant
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
CID003185	Gold	African Gold Refinery	UGANDA	Outreach Required
CID003186	Gold	Gold Coast Refinery	GHANA	Outreach Required
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
CID003195	Gold	TSK Pretech	KOREA, REPUBLIC OF	Conformant
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
CID003383	Gold	Sovereign Metals	INDIA	Outreach Required
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
CID003461	Gold	Augmont Enterprises Private Limited	INDIA	Active
CID003463	Gold	Kundan Care Products Ltd.	INDIA	In Communication
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
CID001076	Tantalum	AMG Brasil	BRAZIL	Conformant
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
CID001200	Tantalum	NPM Silmet AS	ESTONIA	Conformant
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
CID002539	Tantalum	KEMET de Mexico	MEXICO	Conformant
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
CID002545	Tantalum	TANIOBIS GmbH	GERMANY	Conformant
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
CID002847	Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	Conformant
CID000402	Tin	Dowa	JAPAN	Conformant
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL	Active
CID000468	Tin	Fenix Metals	POLAND	Conformant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	Conformant
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
CID001182	Tin	Minsur	PERU	Conformant
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Conformant
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	Conformant
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
CID001758	Tin	Soft Metais Ltda.	BRAZIL	Conformant
CID001898	Tin	Thaisarco	THAILAND	Conformant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
CID002180	Tin	Yunnan Tin Company Limited	CHINA	Conformant
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
CID002756	Tin	Super Ligas	BRAZIL	Active
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	Conformant
CID002774	Tin	Metallo Spain S.L.U.	SPAIN	Conformant
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
CID003205	Tin	PT Bangka Serumpun	INDONESIA	Conformant
CID003208	Tin	Pongpipat Company Limited	MYANMAR	Outreach Required
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
CID003387	Tin	Luna Smelter, Ltd.	RWANDA	Conformant
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA	Non Conformant
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA	In Communication
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	Conformant
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
CID003417	Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	Active
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL	Active